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                                                      CIT MARINE TRUST 1999-A

                                                    MONTHLY SERVICER'S REPORT




                                                                                      Due Period                         10/31/99
                                                                                      Determination Date                  11/9/99
                                                                                      Distribution Date                  11/15/99



I.     All Payments on the Contracts                                                                              14,819,967.59
II.    All Liquidation Proceeds on the Contracts with respect to Principal                                            77,738.64
III.   Repurchased Contracts                                                                                               0.00
IV.    Investment Earnings on Collection Account                                                                        2,336.18
V.     Servicer Monthly Advances                                                                                       607,390.08
VI.    Reimbursement of prior Monthly Advances                                                                        -482,403.91
VII.   Insurer Deposits                                                                                                      0.00
VIII.  Release of the Additional Enhancement Requirement Sub-Account                                                         0.00
IX.    Incorrect Deposits                                                                                                    0.00

Total available amount in Collection Account                                                                       $15,025,028.58
                                                                                                         =========================

Draws from the Reserve Account                                                                                              $0.00
Draws on the Note Insurance Policy                                                                                          $0.00
Draws on the Certificate Insurance Policy                                                                                   $0.00

Total Distribution                                                                                                 $15,025,028.58


DISTRIBUTION AMOUNTS                                                Cost per $1000
--------------------------------------                            --------------------


1.   (a)  Class A-1 Note Interest Distribution                                                870,089.25
     (b)  Class A-1 Note Primary Principal Distribution                                   10,123,860.77
     (c)  Class A-1 Additional Principal Distribution Amount                                  83,752.75
               Aggregate Class A-1 Note Distribution                  34.08523929                                   11,077,702.77

2.   (a)  Class A-2 Note Interest Distribution                                                865,166.67
     (b)  Class A-2 Note Primary Principal Distribution                                            0.00
     (c)  Class A-2 Additional Principal Distribution Amount                                       0.00
                Aggregate Class A-2 Note Distribution                 4.83333335                                       865,166.67

3.   (a)  Class A-3 Note Interest Distribution                                                570,375.00
     (b)  Class A-3 Note Primary Principal Distribution                                            0.00
     (c)  Class A-3 Additional Principal Distribution Amount                                       0.00
                Aggregate Class A-3 Note Distribution                 4.87500000                                       570,375.00

4.   (a)  Class A-4 Note Interest Distribution                                                537,156.25
     (b)  Class A-4 Note Primary Principal Distribution                                            0.00
     (c)  Class A-4 Additional Principal Distribution Amount                                       0.00
                Aggregate Class A-4 Note Distribution                 5.20833333                                       537,156.25

5.   (a)  Certificate Interest Distribution                                                    50,513.50
     (b)  Certificate Primary Principal Distribution                                           102,261.22
     (c)  Certificate Additional Principal Amount                                                  0.00
                Aggregate  Certificate Distribution                   13.85315188                                      152,774.72

6.    Insurance Fee, including accrued and unpaid amounts                                                               67,555.14

7.    Reimbursement of Insurance Policy Draws
             (a)  Note Insurance Policy                                                                                      0.00
             (b)  Certificate Insurance Policy                                                                               0.00

8.    Lender Fees                                                                                                       20,933.66

9.    Servicing Fee                                                                                                    256,369.35

10.  Deposits to the Additional Enhancement Sub-Account                                                                228,913.62

11.   Deposits to the Reserve Account                                                                                1,248,081.40

Total Distribution                                                                                                 $15,025,028.58
                                                                                                         =========================
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  INTEREST
--------------

1.   Current Interest Requirement
        (a) Class A-1  Notes    @ 5.450%                                                             870,089.25
        (b) Class A-2  Notes    @ 5.800%                                                             865,166.67
        (c) Class A-3  Notes    @ 5.850%                                                             570,375.00
        (d) Class A-4  Notes    @ 6.250%                                                             537,156.25

                     Aggregate Interest on Class A Notes                                                               2,842,787.17

        (e) Certificate @                       6.200%                                                                   50,513.50

2.   Remaining Interest Shortfall
        (a) Class A-1 Notes                                                                         0.00
        (b) Class A-2 Notes                                                                         0.00
        (c) Class A-3 Notes                                                                         0.00
        (d) Class A-4 Notes                                                                         0.00

        (e) Certificate                                                                             0.00

3.   Total Distribution of Interest                                 Cost per $1000
                                                                  --------------------
        (a) Class A-1 Notes                                           2.67719769              870,089.25
        (b) Class A-2 Notes                                           4.83333335              865,166.67
        (c) Class A-3 Notes                                           4.87500000              570,375.00
        (d) Class A-4 Notes                                           5.20833333              537,156.25

                     Total Aggregate Interest on Class A Notes                                                       2,842,787.17

        (e) Certificate                                               4.58041217                                        50,513.50

        PRINCIPAL
--------------------------

                                                                  No. of Contracts
                                                                  --------------------
1.   Stated Principal Collected                                                             3,624,660.92
2.   Principal Prepayments                                                218               6,523,722.43
3.   Liquidation Proceeds                                                  9                   77,738.64
4.   Repurchased Contracts                                                 0                        0.00

       Total Primary Principal Distribution Amount                                                                  10,226,121.99

5.   Additional Principal Distribution Amount                                                                           83,752.75

6.   Principal Balance before giving effect to Principal Distributions                   Pool Factor
                                                                                         -----------
        (a) Class A-1 Notes                                                               0.58947472               191,579,283.87
        (b) Class A-2 Notes                                                               1.00000000               179,000,000.00
        (c) Class A-3 Notes                                                               1.00000000               117,000,000.00
        (d) Class A-4 Notes                                                               1.00000000               103,134,000.00

        (e) Certificate                                                                   0.88653142                 9,776,806.83

7.   Remaining Principal Shortfall
        (a) Class A-1 Notes                                                                                                  0.00
        (b) Class A-2 Notes                                                                                                  0.00
        (c) Class A-3 Notes                                                                                                  0.00
        (d) Class A-4 Notes                                                                                                  0.00

        (e) Certificate                                                                                                      0.00


8.   Principal Distributions                                        Cost per $1000
                                                                  --------------------
        (a) Class A-1 Notes                                           31.40804160                                   10,207,613.52
        (b) Class A-2 Notes                                           0.00000000                                             0.00
        (c) Class A-3 Notes                                           0.00000000                                             0.00
        (d) Class A-4 Notes                                           0.00000000                                             0.00

        (e) Certificate                                               9.27273970                                       102,261.22


9.   Principal Balance after giving effect to Principal Distributions                    Pool Factor
                                                                                         -----------
        (a) Class A-1 Notes                                                               0.55806668               181,371,670.35
        (b) Class A-2 Notes                                                               1.00000000               179,000,000.00
        (c) Class A-3 Notes                                                               1.00000000               117,000,000.00
        (d) Class A-4 Notes                                                               1.00000000               103,134,000.00

        (e) Certificate                                                                   0.87725868                 9,674,545.61


           RESERVE ACCOUNT                                                                                      Additional
--------------------------------------
                                                                         Loan               Excess             Enhancement
1.  Activity                                                          Sub-Account        Sub-Account           Sub-Account
                                                                  ----------------------------------------------------------------

      (a)  Opening Balance                                              24,647,691.78               0.00               624,560.51
      (b)  Deposits                                                              0.00       1,248,081.40               228,913.62
      (c)  Investment Earnings                                             107,084.55               0.00                 2,503.82
      (d)  Distributions                                                  -679,282.60      -1,248,081.40                     0.00
                                                                  ----------------------------------------------------------------
      (e)  Ending Balance                                               24,075,493.73               0.00               855,977.95


                                                                                                                Additional
                                                                         Loan               Excess             Enhancement
                                                                      Sub-Account        Sub-Account           Sub-Account
                                                                  ----------------------------------------------------------------
2.  Distributions from the Reserve Account
       (a)  Draws to the Note Distribution Account                               0.00               0.00                     0.00
       (b)  Draws to the Certificate Distribution Account                        0.00               0.00                     0.00
       (c)  Release to the Collection Account                                    0.00               0.00                     0.00
       (d)  Distribution to Lender                                         679,282.60               0.00                     0.00
       (e)  Distribution to Affiliated Owner                                     0.00       1,248,081.40                     0.00

                                                                  ----------------------------------------------------------------
Total Distributions from the Reserve Account                               679,282.60       1,248,081.40                     0.00


        POOL DATA
--------------------------
                                                                                          Aggregate
                                                                   No. of Contracts      Pool Balance
                                                                   ----------------      ------------
1.   Pool Stated Principal as of 10/31/99                                19,889          599,369,742.96

2.   Delinquency Information                                                                                 % of Pool Balance
                                                                                                             ------------------

              (a) 31-59 Days                                              343               8,423,314.52          1.405%
              (b) 60-89 Days                                              121               2,581,881.17          0.431%
              (c) 90-119 Days                                             54                1,792,976.78          0.299%
              (d) 120-180 Days                                            46                1,334,364.52          0.223%
              (d) 181 Days +                                              31                  735,962.01          0.123%

3.   Contracts Repossessed during the Due Period                          18                  419,436.19

4.   Current Repossession Inventory                                       37                1,343,974.90

5.   Net Liquidation Losses for the related Due Period
       (a)  Principal Balance of Liquidated Contracts                      9                  161,491.39
       (b)  Net Liquidation Proceeds on any Liquidated Contracts                               77,738.64
                                                                                      -------------------
       Total  Net Liquidation Losses for the related Due Period                                                         83,752.75

6.   Cumulative Net Losses on all Liquidated Receivables                  42                                           431,374.05

7.   Weighted Average Contract Rate of all Outstanding Contracts                                                           9.4680%

8.   Weighted Average Remaining Term to Maturity of all Outstanding Contracts                                             159.50

9.   Weighted Average Remaining Original Term to Maturity of all Outstanding Contracts                                    184.74


    TRIGGER ANALYSIS
--------------------------

Due Periods                                    Excess Collections        Pool Balance
------------                                   ------------------        ------------
Current                        Oct-99                1,331,834.15      599,369,742.96
Prior Month                    Sep-99                1,506,403.64      609,679,617.70
Second Prior Month             Aug-99                1,463,186.08      621,662,436.84

Sum of Excess Collections                            4,301,423.87

Annualized (x4)                       17,205,695.48

Average Pool Balance                                              610,237,265.83

Net Yield                                                         2.8195%

Net Yield trigger level.                                                      1.0000%

                         Net Yield trigger in effect ?                                        NO


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         CREDIT ENHANCEMENT
--------------------------------------

Required Enhancement

     Available Reserve Amount for the next Distribution Date
     (Initially 27,568,581 to a floor of 7,351,622.)                                   24,075,493.73


      Overcollateralization after the application of all the Principal Distributions     9,189,527.00
      (Initially zero to be increased to 9,189,527.                                      ------------


                 Credit enhancement available for the next Distribution Date               33,265,020.73                    5.55%

                 Required Enhancement (5.55% of the current Pool Balance to a floor of 16,533,265,020.73                    5.55%


Additional Credit Enhancement                                                 Balance        Enhancement               Percentage

          More than 180 days delinquent                                    735,962.01         183,990.50                      25%

           Repossession Inventory                                        1,343,974.90         671,987.45                      50%
                                                                  ---------------------------------------

                  Total Additional Enhancement                                                855,977.95

Amount on deposits in the Additional Enhancement Sub-Account                                  855,977.95



      MISCELLANEOUS
--------------------------

1.   Monthly Servicing Fees                                                                                            256,369.35

2.   Servicer Advances                                                                                                 607,390.08

3.  Reserve Account Loan Activity
      (a)  Distribution on Loan:
                Interest                                                                      128,018.21
                Principal                                                                     572,198.05
                      Total P&I                                                                                        700,216.26

      (b)  Beginning Loan Balance                                                                                   24,647,691.78
      (c)  Principal Payment                                                                                           572,198.05
      (d)  Ending Loan Balance                                                                                      24,075,493.73




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